EXHIBIT 99.1

BANKATLANTIC BANCORP, INC.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

December 23, 2003

To our Shareholders:

      We are pleased to send you this Information Statement concerning our spin-off of Levitt Corporation. The Information Statement provides you with important information concerning:

•	the U.S. federal income tax treatment of the Levitt shares you will receive;

•	how we determined the number of shares you will receive;

•	how fractional shares will be treated;

•	a brief description of the background, business and common stock of Levitt Corporation; and

•	how you can obtain additional information about these matters.

We believe that BankAtlantic Bancorp and Levitt will become stronger and more competitive as a result of the spin-off and that the spin-off will benefit BankAtlantic Bancorp, Levitt and you, our shareholders. Thank you in advance for your continued support.

Sincerely,

/s/ Alan B. Levan Alan B. Levan, Chairman of the Board

BANKATLANTIC BANCORP, INC.

INFORMATION STATEMENT

Spin-off of Levitt Corporation
Through the Distribution by
BankAtlantic Bancorp, Inc.
Of 13,595,348 Shares of Levitt Corporation
Class A Common Stock to the Holders of
BankAtlantic Bancorp, Inc. Class A Common Stock
and 1,219,031 Shares of Levitt Corporation Class B Common Stock
to the sole Holder of BankAtlantic Bancorp, Inc. Class B Common Stock

      We are sending you this information statement because we are spinning off our Levitt Corporation subsidiary (referred to in this Information Statement as Levitt) to the holders of our common stock. We are effecting this spin-off by distributing .25 of a share of Levitt Class A Common Stock as a dividend on each outstanding share of BankAtlantic Bancorp Class A Common Stock and .25 of a share of Levitt Class B Common Stock as a dividend on each outstanding share of BankAtlantic Bancorp Class B Common Stock. In other words, you will receive one share of Levitt Class A Common Stock for every four shares of BankAtlantic Bancorp Class A Common Stock that you held on the record date. Similarly, BFC Financial Corporation, the sole holder of BankAtlantic Bancorp Class B Common Stock, will receive one share of Levitt Class B Common Stock for every four shares of BankAtlantic Bancorp Class B Common Stock that it held on the record date. The terms of Levitt’s Class A and Class B Common Stock mirror the terms of the existing BankAtlantic Bancorp Class A and Class B Common Stock. The dividend will be distributed after the market closes on December 31, 2003 to holders of record of BankAtlantic Bancorp common stock at 5:00 p.m. Eastern time on December 18, 2003. (Please be aware that if you sell your BankAtlantic Bancorp shares in the regular way market on the New York Stock Exchange prior to the close of the market on December 31, 2003, you will be selling both your BankAtlantic Bancorp shares and your right to receive Levitt Shares.)

      Following this spin-off, BankAtlantic Bancorp will no longer own any shares of Levitt, and Levitt will be a separate, publicly-traded company. No vote of BankAtlantic Bancorp shareholders is required in connection with the Levitt spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains information about Levitt, the terms of the spin-off and certain tax consequences of the spin-off, for your information only.

      Neither the Securities and Exchange Commission nor any state securities regulators have approved the Levitt common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is December 23, 2003.

INFORMATION ABOUT THE SPIN-OFF

The Spin-off

      On December 2, 2003, our Board of Directors approved the spin-off of Levitt to the holders of BankAtlantic Bancorp common stock by declaring a dividend on BankAtlantic Bancorp Class A and Class B common stock totaling 13,595,348 shares of Levitt Class A Common Stock and 1,219,031 shares of Levitt Class B Common Stock, respectively. These shares constitute all of Levitt’s issued and outstanding shares.

      The distribution of Levitt common stock will be made as of December 31, 2003, the distribution date. You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of BankAtlantic Bancorp common stock in order to receive the distribution of Levitt common stock. Upon consummation of the spin-off, Levitt will no longer be a wholly owned subsidiary of BankAtlantic Bancorp but will be held by the shareholders of BankAtlantic Bancorp on the same pro rata basis as the shareholders currently hold shares of BankAtlantic Bancorp Class A or Class B Common Stock.

The Number of Shares You Will Receive

      You will be entitled to receive one share of Levitt Class A Common Stock for every four shares of BankAtlantic Bancorp Class A Common Stock that you own at 5:00 p.m. EDT on the record date. Similarly, BFC Financial Corporation, the sole holder of BankAtlantic Bancorp Class B Common Stock, will receive one share of Levitt Class B Common Stock for every four shares of BankAtlantic Bancorp Class B Common Stock that it owns on the record date. However, no fractional shares will be issued, and shareholders will receive cash payments in lieu of fractional shares.

Trading Between the Record Date and the Distribution Date

      It is currently anticipated that from December 16, 2003 through market close on December 31, 2003, BankAtlantic Bancorp Class A Common Stock will trade in two markets on the New York Stock Exchange, a “regular way” market and a “when-issued” market. Shares of BankAtlantic Bancorp Class A Common Stock that trade on the regular way market will carry an entitlement to the Levitt distribution. Shares of BankAtlantic Bancorp Class A Common Stock that trade on the when-issued market will trade without an entitlement to the Levitt distribution. Therefore, you can choose to sell BankAtlantic Bancorp Class A Common Stock during this period either with or without the entitlement to receive the Levitt distribution. However, if you sell your BankAtlantic Bancorp shares in the regular way market on the New York Stock Exchange prior to the close of the market on December 31, 2003, you will be selling both your BankAtlantic Bancorp shares and your right to receive Levitt Shares.

      The Levitt Class A Common Stock will trade on the New York Stock Exchange under the symbol “LEV”. From December 16, 2003 through market close on December 31, 2003, Levitt Class A Common Stock will trade on a “when-issued” market. The when-issued market will be a market for shares of Levitt Class A Common Stock that will be distributed to holders of BankAtlantic Bancorp Class A Common Stock on the distribution date. If you hold BankAtlantic Bancorp Class A

Common Stock at 5:00 p.m. EDT on the record date, then you can trade the Levitt Class A Common Stock that you will receive on the distribution date through the when-issued market.

      Levitt’s Class B Common Stock will not be publicly traded and will be owned entirely by BFC Financial Corporation (“BFC”), which is currently the sole holder of BankAtlantic Bancorp Class B Common Stock.

When and How You Will Receive the Dividend; Treatment of Fractional Shares

      We will effect the Levitt spin-off dividend by delivering our shares of Levitt Class A Common Stock to American Stock Transfer & Trust Company, the transfer agent for the Levitt Class A Common Stock, for distribution to you. As of the distribution date, the transfer agent will cause the whole shares of Levitt Class A Common Stock to which you are entitled to be registered in your name or in the “street name” of your broker. As of that time, you will become the beneficial owner of that number of shares of Levitt Class A Common Stock. Additionally, as of the distribution date, we will deliver our shares of Levitt Class B Common Stock to BFC, holder of all of the issued and outstanding BankAtlantic Bancorp Class B Common Stock.

      The transfer agent will not deliver any fractional shares of Levitt common stock in connection with the spin-off. Instead, holders will receive cash in lieu of fractional shares to which they would otherwise be entitled based on the closing price of the Levitt Class A Common Stock on New York Stock Exchange on January 2, 2004.

      The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Levitt Class A Common Stock promptly after December 31, 2003, the distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of Levitt common stock will follow separately. We currently estimate that it will take about two weeks from the distribution date to complete these mailings.

U.S. Federal Income Tax Consequences

      Tax-Free Status of the Spin-off. We have received a private letter ruling from the Internal Revenue Service, or the IRS, to the effect that our distribution of shares of Levitt common stock to our common stockholders will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code, or the Code. The ruling provides that for U.S. Federal income tax purposes:

•	our common stockholders will not recognize gain or loss on the receipt of shares of Levitt common stock in the spin-off (although cash received in lieu of fractional shares will be taxable); and

•	we will not recognize gain or loss as a result of the spin-off.

      Although the private letter ruling is generally binding on the IRS, the continuing validity of the ruling is subject to factual representations and assumptions. We are not aware of any facts or circumstances that would cause those representations or assumptions to be untrue.

      If the spin-off were not to qualify as a tax-free transaction, we would recognize taxable gain equal to the excess of the fair market value on the distribution date of the Levitt common stock distributed in the spin-off over our tax basis in that stock. In addition, each common stockholder who receives shares of Levitt common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the stock received.

      Even if the spin-off otherwise qualifies as a tax-free distribution for our common stockholders, it might be taxable to us under Section 355(e) of the Code if 50% or more of the stock of BankAtlantic Bancorp or Levitt is acquired as part of a plan or series of related transactions that include the spin-off. For this purpose, any acquisitions of the stock of BankAtlantic Bancorp or Levitt within two years before or after the spin-off are presumed to be part of such a plan, although we or Levitt may be able to rebut that presumption. If such an acquisition of the stock of BankAtlantic Bancorp or Levitt triggered the application of Section 355(e), we would recognize taxable gain as described above but the spin-off would generally be tax-free to each of our common stockholders.

      Allocation of Tax Basis. The tax basis in your shares of BankAtlantic Bancorp common stock immediately prior to the distribution date will be allocated among your shares of BankAtlantic Bancorp common stock and Levitt common stock in proportion to their relative fair market values on that date. After the distribution date, your aggregate tax basis in your shares of BankAtlantic Bancorp common stock and Levitt common stock, including any cash received in lieu of fractional shares as described below, will be the same as your tax basis in your shares of BankAtlantic Bancorp common stock immediately prior to the distribution date.

      Holding Period. The holding period of the shares of Levitt common stock will include the holding period for your shares of BankAtlantic Bancorp common stock with respect to which your distribution of those shares of Levitt common stock was made, provided that your shares of BankAtlantic Bancorp common stock are held as a capital asset on the distribution date.

      Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Levitt Class A Common Stock as part of the spin-off, the cash will be treated for U.S. Federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss equal to the difference between the cash you receive for the fractional share and your tax basis in that fractional share as described above under “Allocation of Tax Basis,” provided the fractional share is considered to be held as a capital asset. The capital gain or loss will be long-term if your holding period for the BankAtlantic Bancorp Class A Common Stock is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.

      Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement to your U.S. Federal income tax return for the taxable year in which you receive shares of Levitt common stock setting forth certain information regarding the distribution of the stock. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement.

      Subsequent Sale of Stock. If you sell your shares of Levitt common stock, you will recognize gain or loss on the sale equal to the difference between your sales proceeds and the tax basis allocated to the shares you sold, as described above under “Allocation of Tax Basis.” The gain or loss will be a capital gain or loss if you held the shares as a capital asset. The capital gain or loss will be long-term if your holding period for the stock, including the period you held the BankAtlantic Bancorp common stock, is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.

      You should consult your tax adviser about the tax consequences of the spin-off to you, including the application of state, local and foreign tax laws and possible changes in tax law that could affect the tax consequences described above. Neither we nor the transfer agent can provide you with such advice.

INFORMATION ABOUT LEVITT CORPORATION

      Levitt is a real estate company organized under the laws of the State of Florida. Levitt currently engages in real estate activities through:

•	Levitt and Sons, a wholly-owned subsidiary,

•	Core Communities, a wholly-owned subsidiary,

•	Levitt Commercial, a wholly-owned subsidiary,

•	An investment in Bluegreen Corporation, and

•	Other joint ventures.

      At September 30, 2003, Levitt had:

•	total assets of $356 million,

•	total shareholder’s equity of $125.5 million, and

•	net income for the 9 months ending September 30, 2003 of $17.3 million.

      Levitt’s principal executive offices are located at 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. Its telephone number is (954) 760-5200.

      Levitt and Sons

      Levitt and Sons is a developer of single-family home communities in Florida. Levitt and Sons and its predecessors have been in the homebuilding business since 1929 and have built more than 200,000 homes. It is recognized nationally for having built the Levittown communities in Long Island, New York, New Jersey and Pennsylvania. Levitt and Sons currently operates principally in Florida.

      Core Communities

      Core Communities develops master-planned communities in Florida, including its original development, St. Lucie West, a 4,600 acre master-planned community in St. Lucie County, Florida. Core Communities also owns or has under contract approximately 8,000 acres of land, including approximately five miles of frontage on Interstate 95. This land, located in St. Lucie County, Florida, is now being actively developed and sales have commenced in the community known as Tradition.

      Bluegreen Corporation

      Following the spin-off, Levitt will own approximately 38% of the common stock of Bluegreen Corporation, a New York Stock Exchange traded public company which engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land.

      Levitt Commercial

      Levitt engages in commercial real estate activities through Levitt Commercial, which is currently developing two flex warehouse projects in Boynton Beach, Florida and an apartment complex in Melbourne, Florida.

      Other Joint Ventures

      Levitt has also invested with third parties in real estate joint ventures which are engaged in developing rental and single family residential developments.

INFORMATION ABOUT LEVITT CORPORATION COMMON STOCK

Levitt Corporation Stock

      Levitt’s authorized capital stock consists of 50,000,000 shares of Class A Common Stock, par value $.01 per share, 10,000,000 shares of Class B Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. Except as provided by law or as specifically provided in Levitt’s Amended and Restated Articles of Incorporation, holders of Class A Common Stock and Class B Common Stock will vote as a single group. Each share of Class A Common Stock will be entitled to one vote, and the Class A Common Stock will represent in the aggregate 53% of the total voting power of the Class A Common Stock and Class B Common Stock. Each share of Class B Common Stock will be entitled to the number of votes per share which will represent in the aggregate 47% of the total voting power of the Class A Common Stock and Class B Common Stock. The fixed voting percentages will be eliminated, and shares of Class B Common Stock will be entitled to only one vote per share, from and after the date that BFC, holder of all of the issued and outstanding shares of Class B Common Stock of BankAtlantic Bancorp, or its affiliates no longer own in the aggregate at least 600,000 shares of Class B Common Stock (which amount is approximately 50% of the number of shares that BFC will hold immediately after the Spin-off). The terms of Levitt’s Class A and Class B Common Stock mirror the terms of the existing BankAtlantic Bancorp Class A and Class B Common Stock.

      Immediately after the spin-off, 13,595,438 shares of Levitt Class A Common Stock, 1,219,031 shares of Levitt Class B Common Stock and no shares of preferred stock will be issued and outstanding.

Market for Levitt Corporation Class A Common Stock

      Levitt’s Class A Common Stock will trade on the New York Stock Exchange under the symbol “LEV”. Levitt’s Class B Common Stock will not be publicly traded but will be owned entirely by BFC, which currently holds all of the outstanding shares of BankAtlantic Bancorp Class

B Common Stock. However, just as the BankAtlantic Bancorp Class B Common Stock is convertible into shares of BankAtlantic Bancorp Class A Common Stock, the shares of Levitt Class B Common Stock are convertible into shares of Levitt Class A Common Stock on a one for one basis at the election of the holder. Prior to this spin-off, no public market has existed for Levitt’s common stock.

Levitt Corporation’s Transfer Agent

      The transfer agent and registrar for Levitt’s common stock is American Stock Transfer & Trust Company. You may contact the transfer agent and registrar at the address set forth below or at its toll free number 1-800-937-5449. All correspondence should be sent to the following address:

      American Stock Transfer & Trust Company
      59 Maiden Lane
      New York, New York 10038

ADDITIONAL INFORMATION

      BankAtlantic Bancorp and Levitt are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company will file annual, quarterly and current reports, registration statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Levitt has been subject to the Securities Exchange Act reporting requirements since September 30, 2003 and is current in its reporting. If you would like more information about Levitt, we urge you to read Levitt’s SEC reports, including the following:

•	Amendment No. 3 to Levitt’s Registration Statement on Form S-1 filed with the SEC on September 26, 2003 relating to the offering of its subordinated investment notes;

•	Levitt’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and

•	The description of Levitt’s common stock contained in Levitt’s Registration Statement on Form 8-A filed with the SEC on December 12, 2003.

      You may read and obtain copies (at prescribed rates) of Levitt’s and BankAtlantic Bancorp’s reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain these reports at the SEC’s website at http://www.sec.gov.